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                                                                 EXHIBIT (h)(10)


                          ACCOUNTING SERVICES AGREEMENT


         This Agreement is made as of September 15, 1997 by and between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank"), a Delaware corporation, PFPC INC. ("PFPC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Bank Corp., and PACIFIC HORIZON FUNDS, INC. (the "Fund").

         WHEREAS, Bank desires to retain PFPC to provide fund accounting services for the Portfolios of the Fund listed on Appendix A, as amended from time to time (the "Portfolios"), and PFPC is willing to provide such services, all as more fully set forth below;

         WHEREAS, PFPC is experienced in providing fund accounting services to investment companies and possesses facilities sufficient to provide such services; and

         WHEREAS, the Board of Directors of the Fund has approved the appointment of PFPC to provide fund accounting services on behalf of the Fund for the Portfolios.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

         1.  Definitions.

             (a) "Authorized Person". The term "Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written Instructions on behalf of the Fund, provided, however, that if the Governing Board determines that Oral Instructions or Written



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Instructions require the approval of more than one person, the term "Authorized
Person" shall mean such persons as are in combination so authorized. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix to each Services Attachment to this Agreement. If PFPC provides more than one service hereunder, the Fund's designation of Authorized Persons may vary by service.

            (b) "CFTC". The term "CFTC" shall mean the Commodities Futures Trading Commission.

            (c) "Governing Board". The Term "Governing Board" shall mean the Fund's Board of Directors, or, where duly authorized, a competent committee thereof.

            (d) "Oral Instructions". The term "Oral Instructions" shall mean oral instructions received by PFPC from an Authorized Person or from a person reasonably identified to PFPC as an Authorized Person.

            (e) "SEC". The term "SEC" shall mean the Securities and Exchange Commission.

            (f) "Securities and Commodities Laws". The term "Securities and Commodities Laws" shall mean the "1933 Act" which shall mean the Securities Act of 1933, the "1934 Act" which shall mean the Securities Exchange Act of 1934, the "1940 Act" which shall mean the Investment Company Act of 1940, and the "CEA" which shall mean the Commodities Exchange Act, in each case as amended.

            (g) "Shares". The terms "Shares" shall mean the shares of any series or class of common stock of the Fund.


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            (h) "Written Instructions". The term "Written Instructions" shall mean written instructions signed by one or more Authorized Persons as required by the Governing Board from time to time and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. Appointment. Bank hereby appoints PFPC to provide fund accounting services for the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

         3. Delivery of Documents. Bank has provided or, where applicable, will provide PFPC with the following:

            (a) certified or authenticated copies of the resolutions of the Fund's Governing Board, approving the appointment of PFPC or its affiliates to provide fund accounting services for the Portfolios;

            (b) a copy of the Fund's most recent effective registration statement for the Portfolios;

            (c) a copy of the Administration Agreement; and

            (d) certified or authenticated copies of any and all amendments or supplements to the foregoing.

         4. Compliance with Government Rules and Regulations.

         PFPC undertakes to comply with all applicable requirements of the Securities and Commodities Laws and any other laws, rules and regulations of state and federal governmental authorities having jurisdiction with respect to all duties to be performed by PFPC


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hereunder.  Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund.

         5. Instructions. Unless otherwise provided in this Agreement or by resolution of the Governing Board which has been submitted to PFPC, PFPC shall act only upon Oral and Written Instructions.

                  PFPC shall be entitled to rely upon any Oral and Written Instructions. PFPC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Governing Board or any committee thereof or of the Fund's shareholders.

         Bank shall forward, or shall cause the Fund to forward, to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. PFPC shall incur no liability to Bank or to the Fund in acting upon Oral or Written Instructions.

         6.  Right to Receive Advice.

            (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request Oral or Written Instructions.

            (b) Advice of Counsel. If PFPC shall be in doubt as to any questions of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund or PFPC, at the option of PFPC).


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            (c) Conflicting Advice. In the event of a conflict between Oral or
Written Instructions PFPC receives from the Fund, and the written advice it receives from counsel, PFPC shall be entitled to rely upon and follow such advice of counsel after notice to the Fund.

            (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reasonable reliance upon Oral or Written Instructions it receives from the Fund or written advice of counsel.

         Nothing in this paragraph shall be construed so as to impose an obligation upon PFPC (i) to seek Oral or Written Instructions, or (ii) to act in accordance with such Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

         Nothing in this sub-section shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties or obligations under this Agreement.

         7. Records. The books and records pertaining to the Fund, which are in the possession of PFPC, shall be the property of the Fund. Bank, the Fund or the Fund's Authorized Persons, shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of Bank or the Fund, copies of any such books and records shall be provided by PFPC to


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Bank or the Fund or to an Authorized Person of the Fund, at the expense of the requesting party. Consistent with Treasury regulation Section
1.864-2(c)(2)(iii)(5), such books and records shall be maintained at an office located in Ireland for any Portfolio identified in writing by Bank or the Fund to PFPC.

         PFPC shall keep the following records:

            (a) all above-referenced books and records with respect to the Fund's books of account;

            (b) records of the Fund's securities transactions. PFPC shall preserve any such books and records in accordance with the requirements of Rule 31a-2 under the 1940 Act.

         8. Confidentiality. PFPC agrees to keep confidential and to treat as proprietary information of the Fund all records of the Fund and information relative to the Fund and its shareholders (past, present and potential), unless the release of such records or information is otherwise authorized by the Governing Board. Should PFPC be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PFPC shall not be required to seek the Fund's consent prior to disclosing such information but shall be required to give Bank and the Fund prior written notice of PFPC's intent to disclose such information.

         9. Liaison with Accountants. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules. PFPC shall take all reasonable action in the performance of its


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obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Fund from time to time.

         10. Disaster Recovery. As soon as reasonably possible, PFPC shall at its expense enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision of emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

         11. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be approved by Bank in writing and consistent with resolutions adopted by the Fund's Governing Board.

         12. Indemnification. Bank agrees to indemnify and hold harmless PFPC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities and Commodities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which PFPC takes or does not take (i) at the request or on the direction of or in reliance on the advice of Bank or the Fund or (ii) upon Oral or Written Instructions, provided that neither


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PFPC, nor any of its nominees, shall be indemnified against any liability to
Bank, to the Fund or to its shareholders (or any expenses incident to such liability) arising out of PFPC's own willful misfeasance, negligence or reckless disregard of its duties and obligations under this Agreement.

         13. Responsibility of PFPC. PFPC shall be under no duty to take any action on behalf of Bank or the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC, in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and shall be responsible for failure to perform its duties under this Agreement arising out of PFPC's negligence. Notwithstanding the foregoing, PFPC shall not be responsible for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and provided further that PFPC shall only be responsible for that portion of losses or damages suffered by the Fund that are attributable to the negligence of PFPC.

         Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC, in connection with its duties under this Agreement, shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national


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emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         PFPC acknowledges that the performance of this Agreement is for the benefit of the Fund, that PFPC shall be directly liable and responsible to the Fund and to Bank for the performance of its obligations hereunder, and that either the Fund or Bank may therefore enforce, in its own name and for itself such liability and responsibility against PFPC.

         Notwithstanding anything in this Agreement to the contrary, PFPC expressly disclaims all responsibility for consequential damages, including but not limited to any that may result from performance or non-performance of any duty or obligation whether expressed or implied in this Agreement and also expressly disclaims any express or implied warranty of products or services provided in connection with the Agreement.

         14.  Description of Accounting Services.

            (a) Services on a Continuing Basis. PFPC will perform the following accounting functions if requested by Bank or the Fund:

               (i) Journalize the Fund's investment, capital share and income and expense activities;

               (ii) Verify investment buy/sell trade tickets when received from the Fund's investment advisor and transmit trades to the Fund's custodian for proper settlement;


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              (iii) Maintain individual ledgers for investment securities in both U.S. dollars and foreign currency terms;

               (iv) Maintain historical tax lots for each security and foreign currency;

               (v) Reconcile cash and investment balances of the Fund with the custodian, and provide the Fund's investment advisor with the beginning cash balance available for investment purposes in both U.S. dollar and foreign currency terms;

               (vi) Update the cash availability throughout the day as required by the Fund's advisor;

              (vii) Post to and prepare the Fund's Statement of Assets and
                    Liabilities and the Statement of Operations in U.S. dollar terms;

             (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

               (ix) Record expense accruals as provided by Fund management;

               (x) Record all disbursements from the Fund upon Written Instructions;

               (xi) Calculate capital gains and losses and foreign exchange gains and losses;

              (xii) Determine the Fund's net income in both U.S. dollar and foreign currency terms;


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             (xiii) Obtain security market quotes and foreign exchange rates from independent pricing services approved by the Fund's Governing Board, or if such quotes are unavailable, then obtain them from the Advisor or as otherwise directed by resolution of the Governing Board, and in either case calculate the market value of the Fund's investments in both U.S. dollar and foreign currency terms;

              (xiv) Transmit or mail a copy of the daily portfolio valuation and any other required reports to the Advisor and Bank;

               (xv) Compute the net asset value of the Fund in U.S. dollars and the dividend rate per share;

              (xvi) As appropriate, compute the Fund's yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

             (xvii) Prepare a monthly financial statement in U.S. dollars, which will include the following items:

                            Schedule of Investments
                            Statement of Assets and Liabilities
                            Statement of Operations
                            Statement of Changes in Net Assets
                            Cash Statement
                            Schedule of Capital Gains and Losses.


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            (xviii) Provide certain financial information necessary to facilitate the preparation of the Fund's annual U.S. Federal income tax returns;

            (b) Consistent with Treasury regulation Sections 1.864-2(c)(2)(iii)(5), (6), (7) and (8), the accounting functions performed by PFPC shall be performed at an office located in Ireland for any Portfolio identified in writing by Bank or the Fund to PFPC.

         15. Duration and Termination. This Agreement shall continue until terminated by Bank, by the Fund or by PFPC on one hundred eighty (180) days prior written notice to the other parties to the agreement.

         16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed
(a) if to PFPC at PFPC's address, 103 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to Bank, at Bank's address, 333 South Beaudry Ave., 25th Floor, Los Angeles, California 90017, Attn: Sandra Chappell Brown; (b) if to


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the Fund at the address of the Fund; or (d) if to none of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication.

         17. Delegation. PFPC may delegate any or all of its duties under this Agreement to any offshore affiliate for Portfolios identified in writing by Bank or the Fund to PFPC, provided that PFPC shall retain responsibility therefor as specified herein.

         18. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         19. Assignment. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by Bank without the written consent of PFPC, or by PFPC without the written consent of Bank and of the Fund, authorized or approved by a resolution of the Fund's Governing Board.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         22. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody with the approval of


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the Fund in one or more separate documents their agreement, if any, with respect to delegated duties and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION



                                             By: /s/ Sandra C. Brown
                                                 -------------------------------
                                             Title:


                                             PFPC INC.



                                             By: /s/ Robert J. Perlsweig
                                                 -------------------------------
                                             Title:Executive Vice President


                                             PACIFIC HORIZON FUNDS, INC.



                                             By: /s/ Jay F. Nusblatt
                                                 -------------------------------
                                             Title:Treasurer


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                                   APPENDIX A


                      Pacific Horizon Asset Allocation Fund

                       Pacific Horizon Corporate Bond Fund

                    Pacific Horizon International Equity Fund

                   Pacific Horizon Short-Term Government Fund



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                               AUTHORIZED PERSONS
                                    APPENDIX

Name (Typed)                                Signature


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